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                                                                      EXHIBIT 21

                              FOUR MEDIA COMPANY

                                 Subsidiaries
                                 ------------


The following subsidiaries are owned 100% by Four Media Company:

     1.   4MC-Burbank, Inc., a Delaware corporation
     2. Four Media Company Asia PTE Ltd., a limited liability company organized under the laws of Singapore
     3.   Digital Magic Company, a Delaware corporation
     4.   Anderson Video Company, a Delaware corporation
     5.   VSDD Acquisition Corp., a Delaware corporation (dba Digital Symphony)
     6.   4MC Company 3, Inc., a Delaware corporation
     7.   Visualize, a California corporation (dba POP, POP Sound, and POP Film)
     8.   MSCL, Inc., a California corporation (dba Encore Video / dba Riot)
     9. FilmCore Editorial San Francisco LLC, a California limited liability company/1/
     10. FilmCore Editorial Los Angeles LLC, a California limited liability company/1/
     11.  Company 11 Productions, a California corporation
     12. 4MC Radiant, Inc., a Delaware corporation (fka POP Technology, Inc.) (dba Radiant Software)
     13. Four Media Company (UK) Limited, a company organized under the laws of England and Wales
     14.  Digital Sound & Picture, Inc., a Delaware corporation


The following subsidiaries are owned 100% by 4MC-Burbank:

     1.   Meridian Sound Corp., a Delaware corporation
     2.   Catalina Transmission Corp., a Delaware corporation


The following subsidiaries are owned 100% by Visualize:

     1.   10 Moons at POP, Inc., a California corporation
     2.   Santa Monica Financial, Inc., a California corporation


The following subsidiary is owned 100% by Four Media Company (UK) Limited:

     1.   TVP Group Plc, a company organized under the laws of England and Wales


_______________________________________
/1/ Ownership interests are as follows:

     MSCL, Inc. - 75%
     Four Media Company - 25%
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The following subsidiaries are owned 100% by TVP Group Plc:

     1.   TVI Limited, a company organized under the laws of England and Wales
     2. TVP Videodubbing Limited, a company organized under the laws of England and Wales
     3. Post Box Golden Square Limited, a company organized under the laws of England and Wales
     4. Television Presentations Limited, a company organized under the laws of England and Wales/2/
     5. TVP Broadcast Limited, a company organized under the laws of England and Wales/2/
     6. The Edit Box Limited, a company organized under the laws of England and Wales/2/
     7. The Original Video Dubbing Limited, a company organized under the laws of England and Wales/2/
     8. TVP Doublevision Limited, a company organized under the laws of England and Wales/2/

The following subsidiaries are owned 100% by TVI Limited:

     1. Video Time Limited, a company organized under the laws of England and Wales/2/
     2. Video Time 1999 Limited, a company organized under the laws of England and Wales/2/

VSDD Acquisition Corp. has a 100% interest in the following limited liability companies:

     1. Symphonic Video LLC, a Delaware limited liability company (dba Digital Symphony)
     2.   Digital Doctors LLC, a Delaware limited liability company

The following subsidiary is owned 89% by Visualize/3/:

     1.   POP Animation, a California corporation

Visualize has a 49% interest in the following limited liability company/4/:

     1.   Cinram-POP DVD Center LLC, a California limited liability company


_____________________________
/2/ Dormant.

/3/ The shareholders of POP Animation are as follows:
          Visualize (dba POP) - 88.885%
          Buzz F/X, a California corporation - 11.115%

/4/ Cinram POP DVD Center LLC is a joint venture between:

          Visualize (dba POP) - 49%
          Cinram U.S. Holdings, Inc., a Delaware corporation - 51%

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